                                   NYFIX, INC.

                                3,450,000 SHARES

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                  _____ __, 2001

J.P. MORGAN SECURITIES INC.
ROBERTSON STEPHENS INCORPORATED
UBS WARBURG LLC
US BANCORP PIPER JAFFRAY, INC.
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, NY 10260

Ladies and Gentlemen:

         NYFIX, Inc., a New York corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "UNDERWRITERS"), for whom you are acting as representatives (the "REPRESENTATIVES"), an aggregate of 3,000,000 shares of its authorized but unissued Common Stock, $0.001 par value (the "COMMON STOCK") (said 3,000,000 shares of Common Stock being herein called the "UNDERWRITTEN SHARES"). The shareholders of the Company named in Schedule II hereto (the "SELLING SHAREHOLDERS") propose to grant to the Underwriters an option to purchase up to 450,000 additional shares of Common Stock (the "OPTION SHARES"). The Option Shares and the Underwritten Shares are herein collectively called the "SHARES". The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company and the Selling Shareholders hereby confirm the agreements made with respect to the purchase of the Shares by the Underwriters (which term shall also include any underwriter purchasing Shares pursuant to Section 4(b) hereof). You hereby represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         1. REGISTRATION STATEMENT. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-60314), including the related preliminary prospectus, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "SECURITIES ACT") relating to the Shares. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

         The term "REGISTRATION STATEMENT" as used in this agreement shall mean such registration statement, all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Shares (a "RULE 462(b) REGISTRATION STATEMENT"), and, in the event of any amendment thereto after the effective date of such registration statement (the "EFFECTIVE DATE"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term "PROSPECTUS" as used in this Agreement shall mean the Prospectus in the form first used to confirm sales of the Shares. Any reference in this Agreement to the Registration Statement or any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Securities Act, as of the Effective Date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be and any reference to "amend", "amendment", or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the Effective Date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") that are deemed to be incorporated by reference therein.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each preliminary prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         (a) The Company hereby represents and warrants as follows:

                  (i) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

                  (ii) the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and did not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date (as hereinafter defined) or the Option Closing Date (as hereinafter defined), as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties shall not apply to any statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

                  (iii) the documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (iv) the financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations and changes in its cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein;

                  (v) each of the Company and its subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted as of the date hereof, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiary, taken as a whole ("MATERIAL ADVERSE EFFECT"));

                  (vi) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the capital stock or long term debt of the Company or in the business, properties, financial condition or results of operations of the Company and its subsidiary, taken as a whole ("MATERIAL ADVERSE CHANGE"), whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor its subsidiary has entered into any material transaction not referred to in the Registration Statement and the Prospectus;

                  (vii) this Agreement has been duly authorized, executed and delivered by the Company;

                  (viii) the Company has an authorized capitalization as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to the stock plans referred to in the Prospectus) and such authorized capital stock conforms as to legal matters to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options;

                  (ix) the Shares to be sold by the Company have been duly authorized, and, when issued and sold to the Underwriters as provided herein, will be duly and validly issued, fully paid and non-assessable and are not subject to any pre-emptive or similar rights; the Shares conform to the description thereof in the Prospectus; and no further approval or authority of the shareholders or the board of directors of the Company will be required for the issuance and sale of the Shares by the Company as contemplated herein;

                  (x) neither the Company nor its subsidiary is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiary taken as a whole; the issue and sale of the Shares to be sold by the Company hereunder and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any of the property or assets of the Company or its subsidiary is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or its subsidiary or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiary or any of their respective properties, except where such conflict, breach, default or violation would not have a Material Adverse Effect; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (xi) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or its subsidiary or any of their respective properties, or to which the Company or its subsidiary is or may be a party or to which any property of the Company or its subsidiary is or may be subject which, if determined adversely to the Company or its subsidiary, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                  (xii) neither the Company nor its subsidiary owns any real property; each of the Company and its subsidiary has good and marketable title to all other properties and assets owned by it and reflected in the financial statements, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus, (b) are reflected in the financial statements included in the Prospectus or (c) do not, singly or in the aggregate, materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or such subsidiary; and all of the leases and subleases material to the business of the Company and its subsidiary, and under which the Company or its subsidiary hold properties described in the Prospectus, are in full force and effect, and neither the Company nor its subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or its subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease;

                  (xiii) no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

                  (xiv) except as described in the Prospectus, no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares to be sold by the Company hereunder;

                  (xv) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

                  (xvi) Deloitte & Touche LLP and Arthur Anderson LLP, who have certified certain financial statements of the Company, are, to the Company's knowledge, independent public accountants as required by the Securities Act;

                  (xvii) the Company and its subsidiary have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or, to the Company's knowledge, might be asserted or threatened against the Company or its subsidiary;

                  (xviii) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock;

                  (xix) the Company and its subsidiary own, possess or have obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as conducted as of the date hereof, and neither the Company nor its subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and the Company and its subsidiary are in compliance with all laws and regulations relating to the conduct of their respective businesses as conducted as of the date hereof, except to the extent that any failure to so comply would not have a Material Adverse Effect;

                  (xx) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or its subsidiary which are likely to have a Material Adverse Effect;

                  (xxi) the Company has not offered or sold any securities prior to the filing of the Registration Statement that would be integrated with the offer or sale of the Shares;

                  (xxii) the Company and its subsidiary own or possess all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") necessary to conduct their respective businesses in the manner described in the Prospectus, and neither the Company nor its subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

                  (xxiii) each employee benefit plan, within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company for employees or former employees of the Company and its subsidiary has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended, ("CODE"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

                  (xxiv) prior to the Closing Date the Shares to be issued and sold by the Company will be authorized for listing on the Nasdaq National Market;

                  (xxv) NYFIX Millennium, L.L.C. ("NYFIX MILLENNIUM") has been duly organized and is validly existing as a limited liability company, in good standing under the laws of the jurisdiction in which it is organized, has full power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not result in a Material Adverse Effect); and

                  (xxvi) NYFIX Millennium is registered as a broker-dealer with the Commission under the Exchange Act and with state securities authorities in each state where it is required to be so registered.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders represents and warrants to and agrees with each of the Underwriters that:

                  (a) this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder;

                  (b) such Selling Shareholder is an individual, and the execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene or constitute a default under any provision of applicable law or any indenture, mortgage, deed of trust, loan agreement or other agreement, or any agreement or other instrument binding upon such Selling Shareholder or to which any of the property or assets of such Selling Shareholder is subject or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except such as have been obtained and as may be required by the state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (c) such Selling Shareholder has, and on the Option Closing Date will have, valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder;

                  (d) delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances; and

                  (e) all information furnished by or on behalf of such Selling Stockholder for use in the Registration Statement and the Prospectus is, and on the Closing Date or the Option Closing Date, as the case may be, will be, true, correct and complete, and does not, and on the Closing Date or the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

         4.       PURCHASE OF THE SHARES BY THE UNDERWRITERS.

                  (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell the Underwritten Shares to the several Underwriters and each of the Underwriters agrees to purchase from the Company the respective aggregate number of Underwritten Shares set forth opposite its name in Schedule I. The price at which such Underwritten Shares shall be sold by the Company and purchased by the several Underwriters shall be $___ per share, the "PURCHASE PRICE". In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in Sections 4(b) and 4(c), the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Shares specified in Schedule I.

                  (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 or 11 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter or Underwriters, the non-defaulting Underwriters shall have the right within 24 hours after such default to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the Shares which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail to make such arrangements with respect to all such shares and portion, the number of the Shares which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such Shares exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder. If the total number of Shares which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 6 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 6 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting

Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Selling Shareholders grant an option to the several Underwriters to purchase, severally and not jointly, up to 450,000 Option Shares at the same price per share as the Underwriters shall pay for the Underwritten Shares. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written notice by you to the Company and the Selling Shareholders setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the date and time when the Option is being exercised, and the date and time when the Option Shares are to be delivered and paid for, which date shall not be earlier than the Closing Date nor later than the tenth full Business Day after the date of such notice. Delivery of certificates for Option Shares, and payment therefor, shall be made as provided in Section 6 hereof. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Shares, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

         5.       OFFERING BY UNDERWRITERS.

         The terms of the public offering by the Underwriters of the Shares to be purchased by them shall be as set forth in the Prospectus, as soon after the Registration Statement has become effective and the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable. The Underwriters may from time to time change the public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         6.       DELIVERY OF AND PAYMENT FOR THE SHARES.

                  (a) Delivery of certificates for the Underwritten Shares and the Option Shares (if the option granted by Section 4(c) hereof shall have been exercised not later than 10:00 a.m., New York City time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Davis Polk & Wardwell at 10:00 a.m., New York City time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 4(b) hereof) are herein called the "CLOSING DATE."

                  (b) If the option granted by Section 4(c) hereof is exercised after 10:00 a.m. New York City time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Shares, and payment therefor, shall be made at the office of Davis Polk & Wardwell at 10:00 a.m. on the date specified in the notice described in Section 4(c) hereof or at such time on the same or on such other date, as shall be designated in writing by you. The date and hour of such delivery and payment are herein referred to as the "OPTION CLOSING DATE."

                  (c) Payment for the Shares purchased from the Company shall be made to the Company in Federal or other funds immediately available in New York City and payment for any Option Shares purchased from the Selling Shareholders shall be made to each such Selling Shareholder in Federal or other funds immediately available in New York City. Such payment shall be made upon delivery of certificates for the Shares to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Shares to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least two business days before the Closing Date, in the case of Underwritten Shares, and at least two business days prior to the Option Closing Date, in the case of the Option Shares with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. Such certificates will be made available to the Underwriters for inspection, checking and packaging on the business day prior to the Closing Date or the Option Closing Date, as the case may be.

         7. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

                  (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any pre-effective or post-effective amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

                  (b) The Company will advise the Representatives promptly, and will confirm such advice in writing, (A) when any amendment to the Registration Statement has been filed or becomes effective, (B) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, and (E) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use commercially reasonable efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (c) The Company will (i) on or before the Closing Date, deliver to you five signed copies of the Registration Statement as originally filed and of each amendment thereto filed prior to and including the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to each other Underwriter, a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits but including the documents incorporated by reference therein, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

                  (d) If, at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the first date of the public offering of the Shares by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation and if, in the opinion either of counsel for the Company or of counsel for the Underwriters, such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Shares may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

                  (e) The Company will cooperate, when and as requested by you, in the qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or where it would be subject to taxation as a foreign corporation. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Shares.

                  (f) The Company agrees to make generally available to its security holders an earnings statement covering the twelve month period ending December 31, 2002 in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

                  (g) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, including all costs and expenses incident to (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants and counsel for the Selling Shareholders in connection with the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. (the "NASD") of the Registration Statement, any preliminary prospectus and the Prospectus, including all printing costs associated therewith, (ii) the furnishing to the Underwriters of copies of any preliminary prospectus and of the several documents required by Section 7(c) to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in Section 7(d), (v) the listing of the Shares on the Nasdaq National Market, (vi) the furnishing to you and the Underwriters of the reports and information referred to in Section 7(f), (vii) the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon and the printing and issuance of share certificates, including any fees of any transfer agent, registrar or depositary and (viii) the investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show. Except as set forth in Sections 7(g) and 7(h), the underwriters pay all of their own fees and expenses, including counsel fees and disbursements (excluding those set forth in Section 7(h)).

                  (h) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including reasonable counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Shares under state securities or blue sky laws and in the review and qualification of the offering by the NASD.

                  (i) The Company hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, the Company will not, for a period of 120 days from the effective date of the Registration Statement, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock or any securities convertible into or exchangeable for or any rights to purchase or acquire Common Stock whether any such transaction described above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold to the Underwriters pursuant to this Agreement, (B) the grant of options to purchase Common Stock under the Company's Stock Incentive Plans and (C) the issuance of shares of Common Stock upon the exercise of an option or warrant outstanding on the date hereof of which the Underwriters have been advised in writing.

                  (j) The Company agrees to use its best efforts to cause all directors, officers, and the holders of Common Stock listed on Schedule III hereto to (i) agree that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, such person or entity will not, for a period of 120 days from the effective date of the Registration Statement, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock or any securities convertible into or exchangeable for or any rights to purchase or acquire Common Stock whether any such transaction described above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise and (ii) agree to waive any rights held by such person or entity to sell shares of Common Stock or any other security issued by the Company pursuant to the Registration Statement and any rights to require the Company to register under the Securities Act such Common Stock or other securities issued by the Company and beneficially owned by them for a period of 120 days from the effective date of the Registration Statement. The foregoing sentence shall not apply to (A) the Shares to be sold to the Underwriters pursuant to this Agreement and (B) shares of Common Stock issued by the Company upon the exercise of an option or warrant outstanding on the date hereof of which the Underwriters have been advised in writing.

         8. FURTHER AGREEMENTS OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders covenants and agrees to deliver to the Representatives prior to the Option Closing Date a properly completed and executed United States

Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters' documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

         9.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter expressly for use in any preliminary prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

                  (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, the legal or other expenses) incurred in connection with any suit, action or proceeding or any claim asserted incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the officers of the Company who sign the Registration Statement, each of the directors of the Company, and each person (including each partner or officer thereof) who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (d) Each party indemnified under the provision of Sections 9(a), 9(b) and 9(c) agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, such person (the "INDEMNIFIED PARTY") will promptly give written notice (the "NOTICE") of such service or notification to the party or parties from whom indemnification may be sought hereunder (the "INDEMNIFYING PARTY"). No indemnification provided for in such paragraphs shall be available to any party who shall fail to so give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission to so notify such Indemnifying Party or parties of any such service or notification shall not relieve such Indemnifying Party or parties from any liability which it or they may have to the Indemnified Party for contribution or otherwise than on account of such indemnity agreement. Any Indemnifying Party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an Indemnified Party. Any Indemnifying Party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the "NOTICE OF DEFENSE") to the Indemnified Party, to assume (alone or in conjunction with any other Indemnifying Party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the Indemnifying Party or parties, by counsel chosen by such Indemnifying Party or parties and reasonably satisfactory to the Indemnified Party or parties; provided, however, that (i) if the Indemnified Party or parties reasonably determine that there may be a conflict between the positions of the Indemnifying Party or parties and of the Indemnified Party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such Indemnified Party or parties different from or in addition to those available to the Indemnifying Party or parties, then counsel for the Indemnified Party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the Indemnified Party or parties and (ii) in any event, the Indemnified Party or parties shall be entitled to have counsel chosen by such Indemnified Party or parties participate in, but not conduct, the defense and, provided further, that it is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel). If, within a reasonable time after receipt of the Notice, an Indemnifying Party gives a Notice of Defense and the counsel chosen by the Indemnifying Party or parties is reasonably satisfactory to the Indemnified Party or parties, the Indemnifying Party or parties will not be liable under paragraphs (a) through (c) of this Section 9 for any legal or other expenses subsequently incurred by the Indemnified Party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that
(A) the Indemnifying Party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause
(i) of the proviso to the preceding sentence and (B) the Indemnifying Party or parties shall bear such other expenses as it or they have authorized to be incurred by the Indemnified Party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the Indemnifying Party or parties shall be responsible for any legal or other expenses incurred by the Indemnified Party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

                  (e) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an Indemnified Party under Sections 9(a), 9(b) or 9(c), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Sections 9(a), 9(b) or 9(c), (i) in such proportion as is appropriate to reflect the relative benefits received by each Indemnifying Party from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each Indemnifying Party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 9(e). The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this Section 9(e) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this Section 9(e). Notwithstanding the provisions of this Section 9(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 9(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in Section 9(d) of this Section 9).

                  (f) Neither the Company nor any Selling Shareholder will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         10. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof,
(ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Shares impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, The Nasdaq National Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 10, there shall be no liability of the Company or any Selling Shareholder to the Underwriters and no liability of the Underwriters to the Company or any Selling Shareholder; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in Section 7(g) and 7(h) hereof.

         11. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Shares shall be subject to the performance by the Company and the Selling Shareholders of all of their respective obligations to be performed hereunder at or prior to the Closing Date or to the Option Closing Date, as the case may be, and to the following further conditions:

                  (a) The Registration Statement shall have become effective no later than 4:00 p.m., New York City time, on the date hereof; no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 7(a)(i) hereof; and all requests of the Commission for inclusion of additional information in the Registration Statement shall have been complied with to the satisfaction of the Representatives.

                  (b) The legality and sufficiency of the sale of the Shares hereunder and the validity and form of the certificates representing the Shares, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Davis Polk & Wardwell, counsel for the Underwriters.

                  (c) (i) You shall have received from Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, and if Option Shares are purchased at any date after the Closing Date, additional opinions from such counsel, addressed to the Underwriters and dated the Option Closing Date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

                           (ii) The Underwriters shall have received on the Option Closing Date, an opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel for the Selling Shareholders, dated the Option Closing Date concerning the matters set forth in Annex B hereto.

                  (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change and, since such dates, except in the ordinary course of business, neither the Company nor its subsidiary has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor its subsidiary has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) the representations and warranties of the Company herein are true and correct as of the Closing Date or any later date on which Option Shares are to be purchased, as the case may be, and (vi) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Shares, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

                  (e) You shall have received on the Closing Date and on any later date on which Option Shares are purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (v) of paragraph (d) of this Section 11 are true and correct; provided that each officer signing said certificate may rely upon the best of his knowledge as to proceedings threatened.

                  (f) (i) The Underwriters shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, a letter dated the date hereof, or the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date or the Option Closing Date, as the case may be, shall use a "cut-off date" not earlier than three business days prior to the Closing Date or the Option Closing Date, as the case may be.

                           (ii) The Underwriters shall have received, on the date hereof a letter dated the date hereof, in form and substance satisfactory to the Underwriters, from Arthur Anderson LLP, prior independent auditors to the Company, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

                  (g) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in
Section 7(e) hereof.

                  (h) Prior to the Closing Date, the Shares to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market.

                  (i) On or prior to the Closing Date, you shall have received from all directors, officers, and holders of Common Stock listed on Schedule III hereto, the lock-up agreements referred to in Section 7(j) hereof.

                  (j) On or prior to the Closing Date or Option Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

                  (k) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering those matters reasonably requested by the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Davis Polk & Wardwell, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

         The opinions of Olshan Grundman Frome Rosenzweig & Wolosky LLP referred to in Sections 11(c)(i) and 11(c)(ii) shall be rendered to the Underwriters at the request of the Company or the Selling Shareholders, as the case may be, and shall so state therein.

         In case any of the conditions specified in this Section 11 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and the Selling Shareholders. Any such termination shall be without liability of the Company or the Selling Shareholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Shareholders; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in Sections 7(g) and 7(h) hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or any Selling Shareholder to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

         12. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 9 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 9 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 12 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them (together with interest at the prime rate) and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Shareholders and the several Underwriters and, with respect to the provisions of Section 9 hereof, the several parties (in addition to the Company, the Selling Shareholders and the several Underwriters) indemnified under the provisions of said Section 9, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any of the several Underwriters.

         14. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by fax and, if to the Underwriters, shall be mailed, faxed or delivered to J.P. Morgan Securities Inc., 60 Wall Street, New York, NY 10260; if to the Company, shall be mailed, faxed or delivered to it at its office, Stamford Harbor Park, 333 Ludlow Street, Stamford, CT 06902,
Attention: -; and if to the Selling Shareholders, shall be mailed, faxed or delivered to [ ] and if to the Company or the Selling Shareholders, in each case with a copy to Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, NY 10022, Attention: Robert L. Frome.

         15. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, by or on behalf of the Company or its directors or officers, or by or on behalf of any Selling Shareholder and (c) delivery and payment for the Shares under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of Sections 7(i) and 7(j) hereof shall be of no further force or effect.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of laws provisions thereof.

         Please sign and return the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

                                                   Very truly yours,

                                                   NYFIX, Inc.

                                                   By _________________________
                                                        Name:
                                                        Title:


                                                   SELLING SHAREHOLDERS:


                                                   ____________________________
                                                   Peter K. Hansen



                                                   ____________________________
                                                   Lars Kragh

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES INC.
UBS Warburg LLC
Robertson Stephens, Inc.
US Bancorp Piper Jaffray Inc.

  By J.P. Morgan Securities Inc.


By________________________
  Name:
  Title:

Acting on behalf of the several
Underwriters, including themselves, named in
Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS

                                                                                    NUMBER OF
                                                                                  UNDERWRITTEN
UNDERWRITERS                                                                      SHARES TO BE
------------                                                                      ------------
J.P. Morgan Securities Inc..................................................
UBS Warburg LLC.............................................................
Robertson Stephens, Inc.....................................................
US Bancorp Piper Jaffray Inc................................................        ---------
         Total..............................................................        3,000,000
                                                                                    =========

                                   SCHEDULE II

SELLING SHAREHOLDER                          NUMBER OF OPTION SHARES TO BE SOLD
-------------------                          ----------------------------------
Peter K. Hansen .......................................  350,000

Lars Kragh ............................................  100,000
                                                         -------
Total .................................................  450,000
                                                         =======

                                  SCHEDULE III

List of Directors, Officers and
Shareholders to sign Lock-up Agreements

Peter K. Hansen
Richard A. Castillo
Lars Kragh
George O. Deehan
William J. Lynch
Carl E. Warden
Jerome Belson

J.P. Morgan Securities Inc./Chase Securities Inc.
First Union


                                        2